Exhibit 10.16

SHAREHOLDERS’ PROXY AGREEMENT

This Agreement is made and entered into by the Parties below on June 11, 2018 in Beijing.

1.                        Beijing Zhong Zhi Shi Zheng Data Information Technology Co., Ltd. (“Beijing Zhong Zhi Shi Zheng”) Registered Address: Room 208A, 2nd Floor, Building No. 14, South District of No. 46 Zhongguancun South Street, Haidian District, Beijing;

2.                        Beijing Zhong Zhi Hong Yuan Data Information Technology Co., Ltd. (“Beijing Zhong Zhi Hong Yuan”) Registered Address: Room 1105, 11th Floor, Building No. 2, No. 20 Guogongzhuang Middle Street, Fengtai District, Beijing;

3.                        Tianquan Mo

PRC ID No.: [REDACTED]

Address: Tower A, No. 20 Guogongzhuang Middle Street, Fengtai District, Beijing

4.                        Yu Huang

PRC ID No.: [REDACTED]

Address: Tower A, No. 20 Guogongzhuang Middle Street, Fengtai District, Beijing

Tianquan Mo and Yu Huang are hereinafter collectively referred to as the “Shareholders.”

WHEREAS

1.                        The Shareholders are all the current shareholders of Beijing Zhong Zhi Hong Yuan, holding all the equity interests in Beijing Zhong Zhi Hong Yuan; and

2.                        Each of the Shareholders intends to appoint Beijing Zhong Zhi Shi Zheng to act as its proxy to exercise its voting rights in Beijing Zhong Zhi Hong Yuan, and Beijing Zhong Zhi Shi Zheng intends to accept such appointment.

The Parties through friendly negotiations hereby agree as follows:

Article 1   Proxy

1.1                 The Shareholders hereby irrevocably appoint Beijing Zhong Zhi Shi Zheng, to act as proxy for the Shareholders to exercise their respective rights described below (the “Proxy Rights”) which the Shareholders are entitled to as shareholders of Beijing Zhong Zhi Hong Yuan under the Articles of Association of Beijing Zhong Zhi Hong Yuan then in effect:

(1)                   to represent the Shareholders to attend meetings of shareholders (“Shareholders Meetings”) of Beijing Zhong Zhi Hong Yuan;

(2)                   to represent the Shareholders to vote on all matters to be discussed and resolved by the Shareholders;

(3)                   to propose to convene interim Shareholders Meetings;

(4)                   other shareholders’ voting rights under the Articles of Association of Beijing Zhong Zhi Hong Yuan  (including any other shareholders’ voting rights provided in the amendments to such Articles of Association, if any).

1.2                 The Shareholders shall recognize any legal consequence arising out of exercising the aforesaid Proxy Rights by Beijing Zhong Zhi Shi Zheng and shall bear corresponding responsibilities therefor.

1.3                 The Shareholders hereby confirm that Beijing Zhong Zhi Shi Zheng can exercise the aforesaid Proxy Rights without seeking the opinions of the Shareholders. Beijing Zhong Zhi Shi Zheng shall notify the Shareholders in a timely manner of any resolution, or any proposal to hold interim Shareholders Meetings, after such resolution or proposal is made.

Article 2   Rights to Know

2.1                 In order to exercise the Proxy Rights hereunder, Beijing Zhong Zhi Shi Zheng is entitled to inspect all relevant information about the operations, businesses, customers, finances, employees and the like of Beijing Zhong Zhi Hong Yuan, and refer to any relevant materials and documents of Beijing Zhong Zhi Hong Yuan and Beijing Zhong Zhi Hong Yuan shall render its full cooperation.

Article 3   Exercise of the Proxy Rights

3.1                 The Shareholders shall recognize that Beijing Zhong Zhi Shi Zheng may re-appoint, when necessary, specific person(s) in itself, to act as proxy for Beijing Zhong Zhi Shi Zheng to exercise any or all of its Proxy Rights within the scope of Article 1 and the Shareholders shall agree to bear all corresponding legal responsibilities.

3.2                 The Shareholders shall render full assistance to Beijing Zhong Zhi Shi Zheng in exercising its Proxy Rights, including the timely signing of resolutions of the Shareholders Meetings or other relevant legal documents of Beijing Zhong Zhi Hong Yuan when necessary (e.g. upon the request of government departments to submit documents for examination and approval, registration and reference).

3.3                 If, at any time during the term of this Agreement and for any reason, the Proxy Rights hereunder cannot be granted or exercised (except for breach of this Agreement by the Shareholders or Beijing Zhong Zhi Hong Yuan), the Parties shall forthwith seek a substitute similar to this Agreement, and sign, when necessary, a supplemental agreement to amend or modify the terms and conditions herein in order to ensure the continuing performance of this Agreement.

Article 4   Exemption and Compensation

4.1                 The Parties hereby confirm that Beijing Zhong Zhi Shi Zheng shall not be required to bear any responsibility for, or make any compensation, financially or otherwise, to the other Parties or any third party, with respect to the exercise of the Proxy Rights under this Agreement.

4.2                 The Shareholders and Beijing Zhong Zhi Hong Yuan hereby agree to indemnify Beijing Zhong Zhi Shi Zheng for, and hold it harmless against, all losses suffered or likely to be suffered from exercising the Proxy Rights, including but not limited to any loss resulting from any litigation, collection, arbitration, claim or administrative investigation or punishment by governmental agency brought by any third party. However, losses due to intentional or serious misconduct of Beijing Zhong Zhi Shi Zheng shall not be compensated.

Article 5   Representations and Warranties

5.1                 The Shareholders hereby respectively and jointly represent and warrant as follows:

5.1.1       Each party is a PRC citizen with full capacity for civil conduct, and has full and independent legal status and capacity to sign, deliver and perform this Agreement. It can become a party as the subject of litigation independently.

5.1.2       Each party has full power to sign and deliver this Agreement and all other documents related to the transactions described herein and to be signed by such party  and each party  has full power to complete the transactions described in this Agreement. This Agreement shall be binding upon, and may be enforced against, such Party in accordance with the terms and conditions hereunder.

5.1.3       Each party  is a legal shareholder of Beijing Zhong Zhi Hong Yuan at the time this Agreement comes into force. Other than the rights defined under this Agreement, no third-party rights exist in the Proxy Rights. Under this Agreement, Beijing Zhong Zhi Shi Zheng may fully and completely exercise such Proxy Rights in accordance with the Articles of Association of Beijing Zhong Zhi Hong Yuan then in effect.

5.2                 Beijing Zhong Zhi Shi Zheng and Beijing Zhong Zhi Hong Yuan hereby respectively represent and warrant as follows:

5.2.1       Each party is a company with limited liability duly organized and validly existing under the laws where it is registered, with the qualification of independent legal person and fully independent legal status, and is legally competent to execute, deliver and undertake this Agreement. It can become a party as the subject of litigation independently.

5.2.2       Each party has full power and authorization to sign and deliver this Agreement and all other documents related to the transactions described herein and to be signed by such party; and each party has full power and authorization to complete the transactions described in this Agreement.

5.3                 Beijing Zhong Zhi Hong Yuan hereby declares and warrants as follows:

5.3.1       The Shareholders are all the legal shareholders registered in Beijing Zhong Zhi Hong Yuan when this Agreement comes into force. Under this Agreement, Beijing Zhong Zhi Shi Zheng can fully and completely exercise its Proxy Rights in accordance with the Articles of Association of Beijing Zhong Zhi Hong Yuan then in effect.

Article 6   Term of this Agreement

6.1                 This Agreement shall come into force upon due execution on the date first written above. Unless it is agreed in writing by the parties herein to terminate in advance, the term of this Agreement shall be extended indefinitely, provided that any of the Shareholders remains a shareholder of Beijing Zhong Zhi Hong Yuan.

6.2                 If any of the Shareholders transfers all its equity interest in Beijing Zhong Zhi Hong Yuan with prior consent of Beijing Zhong Zhi Shi Zheng, such party shall no longer be a party herein, but the obligations and undertakings of the other parties herein shall not be affected.

Article 7   Notice

7.1                 Any notice or other communication sent by any Party shall be written in Chinese, and sent by mail or facsimile transmission to the addresses of the other Parties set forth below or to other designated addresses previously notified by any such other Party. If any Party changes its address, it shall notify the other Parties of such change in a timely and effective manner. The dates on which such notices are deemed to have been effectively given shall be determined as follows:

(A)                 Notices given by personal delivery shall be deemed effectively given on the date of personal delivery;

(B)                 Notices sent by registered airmail (postage prepaid) shall be deemed effectively given on the seventh (7th) day after the date on which they were mailed (as indicated by the postmark), or notices sent by a courier recognized by the Parties shall be deemed effectively given on the third (3rd) day after they were sent to such courier service agency; and

(C)                 Notices sent by facsimile transmission shall be deemed effectively given on the first (1st) business day following the date of transmission, as indicated on the document.

Beijing Zhong Zhi Shi Zheng Data Information Technology Co., Ltd.
Address: Room 208A, 2nd Floor, Building No. 14, South District of No. 46 Zhongguancun South Street, Haidian District, Beijing
Fax: [REDACTED]
Tel: [REDACTED]
Attention: Tianquan Mo

Beijing Zhong Zhi Hong Yuan Data Information Technology Co., Ltd.
Address: Room 1105, 11th Floor, Building No. 2, No. 20 Guogongzhuang Middle Street, Fengtai District, Beijing
Fax: [REDACTED]
Tel: [REDACTED]
Attention: Tianquan Mo

Shareholder: Tianquan Mo
Address: Tower A, No. 20 Guogongzhuang Middle Street, Fengtai District, Beijing
Fax: [REDACTED]
Tel: [REDACTED]

Shareholder: Yu Huang
Address: Tower A, No. 20 Guogongzhuang Middle Street, Fengtai District, Beijing

Fax: [REDACTED]
Tel: [REDACTED]

Article 8   Breach and Liabilities

8.1                 The parties herein hereby agree and confirm that if one party (“Breaching Party”) materially breaches any of the agreed terms and conditions under this Agreement, or materially fails to perform any of its obligations herein, such Breaching Party shall be deemed to have breached this Agreement (“Breach”), any of the other non-breaching parties (“Non-Breaching Parties”) is entitled to request the Breaching Party to redress or take remedial measures within a reasonable time period. If the Breaching Party, within a reasonable time period or within thirty (30) days upon receiving the written notice from any Non-Breaching Party requesting redress, but fails to redress or take remedial measures, then (1) Beijing Zhong Zhi Shi Zheng shall be entitled to terminate this Agreement and claim damages from the Breaching Party should the Shareholders or Beijing Zhong Zhi Hong Yuan breach this Agreement; (2) the Non-Breaching Parties shall be entitled to claim damages but not be entitled to terminate or abrogate this Agreement or trust herein should Beijing Zhong Zhi Shi Zheng breach this Agreement.

8.2                 Notwithstanding the other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

Article 9   Miscellaneous

9.1                 This Agreement is made in Chinese with four (4) original copies in total, each Party to hold one.

9.2                 The Laws of the People’s Republic of China shall govern the conclusion, effectiveness, performance, amendment, interpretation and termination of this Agreement. The Laws of the People’s Republic of China referred to herein does not include the laws of Taiwan, the Hong Kong Special Administration Region or the Macau Special Administration Region.

9.3                 Any dispute arising hereof or other relevant disputes shall be settled through negotiations. If such dispute cannot be settled within thirty (30) days after the negotiations start, it shall be submitted to the China International Economic and Trade Arbitration Commission and arbitrated in Beijing in accordance with the arbitration rules of such arbitration commission. The arbitration award shall be accepted as final and binding upon the Parties.

9.4                 Any rights, power or remedy of the parties under any term and conditions herein shall not deprive such parties of any other rights, power or remedy under the laws and this Agreement. A party’s exercise of its rights, power and remedy shall not affect the exercise of its other rights, powers and remedies.

9.5                 One party’s failure to exercise or delay in exercising any of its rights, powers or remedies (“Rights of Such Party”) under this Agreement or laws shall not lead to the waiver of the Rights of Such Party. Any individual or partial waiver of the Rights of Such Party shall not deprive such party’s rights in exercising in other ways of the Rights of Such Party or exercise other rights of such party.

9.6                 The title of each article is for reference and shall under no circumstance be used for, or affect, the interpretation of the terms and conditions hereunder.

9.7                 Any of the terms and conditions hereunder can be severed and independent from the others. If one or more of such terms and conditions shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining terms and conditions hereunder shall not be in any way affected or impaired.

9.8                 Any amendment and supplement to this Agreement shall be made in writing, and come into force upon proper signature by the parties herein.

9.9                 Without the prior written consent of the other parties herein, any party shall not transfer any of its rights and/or obligations hereunder to any third party.

9.10          This Agreement shall be binding upon each party’s legal successors and transferees permitted by the other parties as if they were a contracting party to this Agreement.

[Signature Page to Shareholders’ Proxy Agreement]

Beijing Zhong Zhi Shi Zheng Data Information Technology Co., Ltd. (Seal)

Legal representative or authorized agent (Signature):	/s/ Tianquan Mo

Beijing Zhong Zhi Hong Yuan Data Information Technology Co., Ltd. (Seal)

Legal representative or authorized agent (Signature):	/s/ Yu Huang

Tianquan Mo

Signature:	/s/ Tianquan Mo

Yu Huang

Signature:	/s/ Yu Huang